Hammer Communications Announces Closure of the Atlantic City market over terminated Spectrum Lease Agreement

Point Pleasant Beach, NJ October 10, 2018 –

Hammer Fiber Optic Investments Ltd., D/B/A Hammer Communications, a wholly owned subsidiary of Hammer Fiber Optic Holdings Corp. (OTCQB:HMMR) today filed a form 8-K with the SEC in regarding the decision to cease some of its services. The decision was as the result of a lease termination by Verizon Communications in its 28Ghz spectrum.

The lease was originally executed by Hammer Communications on December 15th, 2015 between Hammer Communications and Straight Path Communications. In May of 2017, Straight Path filed that it had reached an agreement to be acquired by Verizon Communications, which was subsequently approved by the FCC on January 18th, 2018.

Hammer Communications uses this spectrum license to operate its residential triple play services in the Atlantic City, New Jersey area, and will be ceasing those services by the October 31st, 2018 deadline set forth by Verizon Communications; in which all use of the spectrum must cease.

“We were of course disappointed to learn of Verizon’s decision to cancel the Master Spectrum Lease Agreement. The community in Atlantic County has been very receptive to an alternate service provider, but their decision regrettably forces us out of the market with our Hammer Wireless technology.” said Mark Stogdill, Founder and CTO of Hammer. “We are looking at this as an opportunity to pursue deployments in other markets on a more expedited timeline than we had previously expected. The pending acquisitions in conjunction with the completion of a deep business development cycle will allow us to take full advantage of a recent period of growth opportunities. Hammer will be going a lot of new places in the coming months and we ask our customers to stay tuned.”

An earlier 8-K and press release in September of 2018 announced that Hammer Fiber Optic Holdings Corp. had executed definitive stock purchase agreements with 1stPoint Communications LLC, Endstream Communications LLC, Open Data Centers LLC, and Shelcomm Inc. This business combination is intended to provide strategic opportunities for growth in areas other than the Atlantic City, NJ market and the source of revenue impacted by these events. Furthermore, this business combination is unaffected by the termination of the Master Spectrum Lease Agreement.

About Hammer Fiber

Hammer Fiber Optic Holdings Corp. (OTCQB: HMMR) is a telecommunications company investing in the future of wireless technology whose holdings include Hammer Fiber Optic Investments, Ltd. D/B/A Hammer Communications, a New Jersey-based Internet Service Provider (ISP) that offers internet, voice, video and data services in New Jersey, as well as carrier services in Philadelphia and New York. Hammer Communications serves residential and small business markets with high capacity broadband, voice and video through both direct fiber as well as its wireless fiber platform, Hammer Wireless® AIR technology. For more information visit http://www.hammercomm.com or contact Frank Pena at fpena@hammerfiber.com.

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